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                                                               EXHIBIT 10.5

                        GUITAR CENTER MANAGEMENT COMPANY, INC.

               AMENDED AND RESTATED 1996 PERFORMANCE STOCK OPTION PLAN


1.    PURPOSE OF THE PLAN

         The purpose of the GUITAR CENTER MANAGEMENT COMPANY, INC. AMENDED AND RESTATED 1996 PERFORMANCE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of GUITAR CENTER MANAGEMENT COMPANY, INC., a California corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling employees of, or consultants to, the Company or any of its Subsidiaries to acquire Units consisting of the Company's Common Stock and Junior Preferred Stock, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the "Options") may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). In this Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation," and "Subsidiary Corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO is referred to in this Plan as an "Option." This Plan amends and restates the Company's 1996 Performance Stock Option Plan as originally adopted on June 3, 1996 and as amended as of July 1, 1996.

2.    DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

         "AFFILIATE" has the meaning ascribed thereto in the Stockholders Agreement.

         "BOARD" has the meaning set forth in Section 3(a) hereof.

         "CALCULATED CORPORATE VALUE" (a) in connection with any EBITDA Determination means, as at any Measurement Date, an amount equal to the difference (if any and if positive) between (a) the product of (x) EBITDA for the immediately preceding twelve calendar months prior to a Vesting Date TIMES
(y) 12.1, MINUS (b) as of the Measurement Date, the sum of (x) all Debt of the Company (net of all of the Company's available cash) PLUS (y) the aggregate liquidation preference (including accrued but unpaid dividends) of all outstanding preferred stock of the Company (other than the Junior Preferred Stock); and (b) in connection with any Sale of the Company means (i) if such Sale of the Company involves a Sale of all the Common Stock, Common Stock Equivalents, Junior Preferred Stock and Junior Preferred Stock

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Equivalents of the Company, the value of the consideration paid by the purchaser in the Sale of the Company attributed to the Company's Common Stock, Common Stock Equivalents, Junior Preferred Stock and Junior Preferred Stock Equivalents; and (ii) if such Sale of the Company involves a Sale of less than all of the Common Stock, Common Stock Equivalents, Junior Preferred Stock and Junior Preferred Stock Equivalents of the Company, the sum of (A) the value of the consideration paid by the purchaser in the Sale of the Company attributable to the Company's Common Stock, Common Stock Equivalents, Junior Preferred Stock and Junior Preferred Stock Equivalents actually purchased in such Sale of the Company, plus (B) the product of the Imputed Value Per Share and the shares of Common Stock and Common Stock Equivalents not purchased in the Sale of the Company, plus (C) the aggregate liquidation value of, plus accrued and unpaid dividends on, all outstanding shares of Junior Preferred Stock immediately after the Sale of the Company not sold to the purchaser in the Sale of the Company. Calculated Corporate Value will be calculated on a consolidated basis and shall be determined in good faith by the Board. For the avoidance of doubt, no amounts shall be included in the calculation of Calculated Corporate Value if such amounts were included in the calculation of the Cumulative Adjustment Amount.

         "CAUSE" has the meaning ascribed thereto in the Stockholders
Agreement.

         "CODE" has the meaning set forth in Section 1.

         "COMMITTEE" has the meaning set forth in Section 3(a) hereof.

         "COMMON STOCK" means the Company's Common Stock, without par value.

         "COMMON STOCK EQUIVALENTS" has the meaning ascribed thereto in the Stockholders Agreement; provided that in computing the Calculated Corporate Value in connection with a Sale of the Company, shall exclude any Common Stock Equivalents not exercisable immediately prior to such Sale of the Company.

         "COMPANY" has the meaning set forth in Section 1 hereof.

         "CORPORATE VALUE TARGET" has the meaning set forth in Section 7.

         "CUMULATIVE ADJUSTMENT AMOUNT" shall mean, as of any Vesting Date, the cumulative amount (without duplication) of the following payments from the date immediately following the Effective Date through and including such Vesting
Date: (x) all payments received by the Company in consideration of the issuance after the date hereof of its Common Stock and Junior Preferred Stock or any options or warrants to acquire Common Stock and/or Junior Preferred Stock, MINUS
(y) all dividends and other distributions made or declared by the Company with respect to its Common Stock and Junior Preferred Stock PLUS all payments by the Company in consideration of the purchase or redemption of its Common Stock and/or Junior Preferred Stock or options or warrants to acquire Common Stock and/or Junior Preferred Stock. The value of any payment which is made with consideration other than cash shall equal its fair market value, as determined in good faith by the Board.

         "DEBT" has the meaning ascribed thereto in the Stockholders Agreement.


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         "DISQUALIFYING DISPOSITION" has the meaning set forth in Section 17 hereof.

         "EBITDA" has the meaning ascribed thereto in the Stockholders
Agreement.

         "EFFECTIVE DATE" means June 3, 1996.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "IMPUTED VALUE PER SHARE" means the Board's good faith determination of the value of the consideration paid by a purchaser in a Sale of the Company attributed to one share of Common Stock (minus, in the cases of any Common Stock Equivalents, the additional consideration payable to the Company upon the exercise, conversion or exchange therefor).

         "INVOLUNTARY TERMINATION" has the meaning set forth in Section 8(a) hereof.

         "ISOS" has the meaning set forth in Section 1 hereof.

         "JUNIOR PREFERRED STOCK" means the Company's 8% Junior Preferred
Stock.

         "JUNIOR PREFERRED STOCK EQUIVALENTS" means the right to acquire, whether or not immediately exercisable, one share of Junior Preferred Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement; provided that in computing the Calculated Corporate Value in connection with a Sale of the Company, shall exclude any Junior Preferred Stock Equivalents not exercisable immediately prior to such Sale of the Company.

         "NASDAQ" has the meaning set forth in Section 6(b)(i) hereof.

         "NSOS" has the meaning set forth in Section 1 hereof.

         "NOTICE" has the meaning set forth in Section 10(b) hereof.

         "OPTION" has the meaning set forth in Section 1 hereof.

         "OPTION AGREEMENT" has the meaning set forth in Section 5(b) hereof.

         "OPTIONED UNITS" has the meaning set forth in Section 10 (b) (ii) hereof.

         "OPTIONEES" has the meaning set forth in Section 5(a)(i).

         "PERSON" has the meaning ascribed thereto in the Stockholders
Agreement.

         "PLAN" has the meaning set forth in Section 1 hereof.

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         "PUBLIC OFFERING" has the meaning ascribed thereto in the Stockholders
Agreement.

         "REASONABLE JUSTIFICATION" has the meaning ascribed thereto in the Stockholders Agreement.

         "REQUISITE APPROVAL" means a determination by either (i) the President of the Company or (ii) all but one of the members of the Board holding such positions when the Requisite Approval was obtained, excluding, however, any members of the Board designated pursuant to Section 10(a)(i) of the Stockholders Agreement, that a termination of the Optionee's employment without Cause should, for purposes of this Agreement, be treated as a Termination For Cause.


         "REQUISITE STOCKHOLDER SHARES" has the meaning ascribed thereto in the Stockholders Agreement.

         "RESERVED UNITS" means, at any time, an aggregate of 173,375 Units.

         "RULE 16B-3" has the meaning set forth in Section 3(a) hereof.

         "SALE OF THE COMPANY" has the meaning ascribed thereto in the Stockholders Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STOCKHOLDERS AGREEMENT" means the stockholders agreement dated as of June 5, 1996 and as hereafter amended from time to time, among the Company and the stockholders of the Company named therein.

         "TERMINATION DATE" means the earlier to occur of the tenth anniversary of the Effective Date or the consummation of a Sale of the Company.

         "TERMINATION FOR CAUSE" has the meaning set forth in Section 8(a) hereof.

         "TERMINATION OF RELATIONSHIP" means (a) if the Optionee is an employee of the Company or any Subsidiary, the termination of the Optionee's employment by the Company and its Subsidiaries for any reason and (b) if the Optionee is a consultant to the Company or any Subsidiary, the termination of the Optionee's consulting relationship with the Company and its Subsidiaries for any reason.

         "UNAVAILABLE UNITS" has the meaning set forth in Section 7(f).

         "UNITS" means a strip of securities initially constituting one share of Common Stock and 99/100th of a share of Junior Preferred Stock, in each case as may be adjusted pursuant to Section 11 hereof. For purposes of this Agreement, a single Unit shall be both a Common Stock Equivalent and 99/100ths of a Junior Preferred Stock Equivalent.


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         "UNITS AVAILABLE FOR AWARD" means the Reserved Units, if any, which vest in accordance with Section 7 of this Plan.

         "VESTING DATES" means the dates specified as such in Section 7(c) hereof.

3.   ADMINISTRATION OF THE PLAN

         (a)  UNIT OPTION COMMITTEE

         The Plan shall be administered by a committee of two directors (the "Committee") which Committee shall have the power and authority to grant Options under the Plan subject to the prior approval of a majority of the Board of Directors of the Company (the "Board"); PROVIDED, HOWEVER, that, so long as it shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act in order to permit executive officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to the Plan, each of such persons, at the effective date of his or her appointment to the Committee and at all times thereafter while serving on the Committee, shall be a "non-employee director" within the meaning of Rule 16b-3. At all times the Committee shall be comprised of two of the members of the Board selected pursuant to Section 10(a)(i) of the Stockholders Agreement.

         (b)  PROCEDURES

         The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the action of the Committee.

         (c)  INTERPRETATION

         Except as may otherwise be expressly reserved to the Board as provided herein, and, with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of the Plan, including the interpretation of the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and all decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

4.   ELIGIBILITY

         (a)  GENERAL

         Options may be granted under the Plan only to persons who are employees of, or consultants to, the Company or any of its Subsidiaries on the date of grant. Options


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granted to consultants shall be NSOs.  Options granted to employees of the
Company or any of its Subsidiaries shall be, in the discretion of the Committee, either ISOs or NSOs on the date of grant (provided that the Committee must obtain Board approval to issue ISOs prior to a Qualified Public Offering).

         (b)  EXCEPTIONS

         Notwithstanding anything contained in Section 4(a) to the contrary:

              (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, if any, or any of its Subsidiaries, unless (A) the Option Price (as defined in Section 6(a)) of the shares of Common
         Stock and Junior Preferred Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant
         (as determined in accordance with Section 6(b)) of such shares and
         (B) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted;


              (ii) no Option may be granted to (A) Larry Thomas or Marty Albertson or (B) any other Person serving on the Committee for so long as such Person serves on the Committee; and

             (iii) no Options may be granted to any Person in any one taxable year of the Company in excess of 25% of the Options issued or issuable under the Plan.

5.   GRANT OF OPTIONS

         (a)  GENERAL

         Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

              (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

              (ii)  the time or times at which Options shall be granted; and

              (iii) the number of Units Available for Award subject to each Option.

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         (b)   OPTION AGREEMENTS

         Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. Each Option shall specify the number of Units Available for Award for which such Option shall be exercisable and the exercise price for each such Units Available for Award. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), in substantially the form of EXHIBIT A for an ISO and EXHIBIT B for an NSO, with such changes thereto as are consistent with the Plan as the Committee shall deem appropriate. Each Option Agreement shall be executed by the Company and the Optionee.

         (c) TIME VESTING. The Committee shall determine whether and to what extent any Options which are exercisable for Units Available for Award are also subject to time vesting based upon the Optionee's continued service to the Company and its Subsidiaries; provided that vesting provisions must be on a basis of no more than five years and provided further that if an Agreement contains time vesting provisions, such vesting provisions will automatically be subject to acceleration of time vesting upon death of the optionee, a Sale of the Company or a termination of Optionee's employment relationship with the Company by the Company without Cause (unless such termination was accompanied by the Requisite Approval) or by the Optionee with Reasonable Justification. An option may only be exercised to the extent it has time vested pursuant to such Option Agreement.

         (d)   NO EVIDENCE OF EMPLOYMENT OR SERVICE

         Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service, with or without cause and with or without notice or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

         (e)   DATE OF GRANT

         The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; PROVIDED, HOWEVER, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

         (f)   UNITS

         Options shall be granted to purchase a specified number of the Reserved Units which become Units Available for Award. No Option shall be granted for Reserved Units that are not Units Available for Award. Options may only be exercisable for whole Units. Once a Unit is exercised, the securities constituting a Unit shall be detachable from each other.


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6.   OPTION PRICE

         (a)  GENERAL

         The price (the "Option Price") at which each Unit Available for Award may be purchased shall be the Fair Market Value (or such lesser amount (but not less than 85% of the Fair Market Value) approved by the Board) of the shares of Common Stock and Junior Preferred Stock that constitute a Unit on the date of the grant (as determined in accordance with Section 6(b)); PROVIDED, HOWEVER, that in the case of an ISO, such Option Price shall in no event be less than 100% (or 110% if Section 4(b)(i) hereof is applicable) of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of the shares of Common Stock and Junior Preferred Stock that constitute a Unit and provided further that no NSO with an exercise price less than 110% of the Fair Market Value may be granted to an employee who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power.

         (b)  DETERMINATION OF FAIR MARKET VALUE

         Subject to the requirements of Section 422 of the Code regarding ISO's, for purposes of the Plan, the "Fair Market Value" of shares of Common Stock or Junior Preferred Stock shall be equal to:

              (i) if such shares are publicly traded, (x) the closing price on the business day immediately preceding the date of grant if any trades were made on such business day and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding the date of grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or (y) if such shares are then traded on a national securities exchange, the closing price on the business day immediately preceding the date of grant, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the date of grant, on the principal national securities exchange on which it is so traded; or

              (ii) if there is no public trading market for such shares, the fair value of such shares on the date of grant as reasonably determined in good faith by the Committee (with the consent of a majority of the Board) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of such shares in private transactions negotiated at arms' length; provided that the Fair Market Value of a share of Junior Preferred Stock shall not be less than its liquidation value per share.

         Notwithstanding anything contained in the Plan to the contrary, all determinations pursuant to Section 6(b)(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.


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         (c)  REPRICING OF NSOS

         Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the written consent of the Optionee and the prior approval of the Board, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

7.    PERFORMANCE VESTING OF UNITS

         (a) Each Option granted pursuant to the Plan shall be exercisable for a specified number of the Reserved Units which become Units Available for Award in accordance with this Section 7.

         (b) On the Effective Date, 35% of the Reserved Units shall automatically become Units Available for Award.

         (c) On each Vesting Date prior to the consummation of a Sale of the Company, or as promptly thereafter as practical, the Committee and the Board shall jointly calculate (with the assistance of the Company's independent public accountants) the Company's Calculated Corporate Value. If the Calculated Corporate Value is equal to or greater than the Corporate Value Target for such fiscal year as set forth below, then a number of Reserved Units shall immediately become Units Available for Award pursuant to the following table:

                                      Number of Reserved Units
                 Corporate Value         that Become Units
Vesting Date         Target             Available for Award
------------     ---------------      -----------------------
12/31/97         $249,530,000*          20% of Reserved Units
12/31/98         $362,023,000*          20% of Reserved Units
12/31/99         $498,643,000*          20% of Reserved Units
12/31/2000       $660,230,000*           5% of Reserved Units


         (d) If on any Vesting Date the Calculated Corporate Value is less than the Corporate Value Target no Units shall then vest, but the number of Units which were available for vesting at such time shall be included in the number of Units available for vesting on the next Vesting Date.

         (e) In connection with any Sale of the Company, the Board shall calculate (with the assistance of the Company's independent public accountants) the Company's Calculated Corporate Value and shall compare such calculations to the Corporate Value Targets listed in Section 7(c). Based upon such comparisons, the following number of Reserved Units shall become Units Available for Award: such number of Reserved Units that would have become Units Available for Award had such Calculated Corporate Value


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been achieved on the first date indicated above with a lower Corporate Value
Target than the Calculated Corporate Value minus the number of Reserved Units previously designated Units Available for Award. For purposes of illustration, if the Calculated Corporate Value in connection with a Sale of the Company is $365 million and the Cumulative Adjustment Amount at such time is zero, then 70% of the Reserved Units would have become Units Available for Award (the 12/31/98 Vesting Date has a Corporate Value Target lower than the Calculated Corporate Value). Assuming that only 30% of the Reserved Units had previously become Units Available for Award, an additional 40% of the Reserved Units become Units Available for Award.

         (f) Immediately prior to the occurrence of a Sale of the Company, each Unit Available for Award which is not subject to purchase upon the exercise of previously granted Options shall be allocated by the Committee. After a Sale of the Company, all Reserved Units that are not then Units Available for Award shall be cancelled and no additional Options shall be issued pursuant to this Plan.

         (g) If upon the occurrence of the Company's initial Public Offering, all of the Reserved Units are not Units Available for Award (the "Unavailable Units"), then none of the Unavailable Units shall be available under this Plan (I.E., they will never become Units Available for Award) and all of the Unavailable Units shall be included in a successor stock option plan pursuant to Section 15(c) of the Stockholders' Agreement.

         (h) In the event the Company or its Subsidiaries makes any capital expenditures, or consummates any merger or acquisition (whether of assets or stock or other interests) or other extraordinary transactions, in each case, not contemplated by the assumptions to the projections upon which the Corporate Value Targets are based (copies of which projections are in the possession of the Company's chief financial officer), the Board will determine in good faith the appropriate PRO RATA adjustments which are required to be made to the Corporate Value Targets to reflect the anticipated increase in the Company's EBITDA after such expenditures or the consummation of such transaction which determination shall be binding on all participants in the Plan.

8.    AUTOMATIC TERMINATION OF OPTION

         (a) Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

              (i)(A) in the case of an ISO, the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4(b)(i), the fifth anniversary of the date on which such ISO is granted and (B) in the case of a NSO, the tenth anniversary on which such Option is granted;

              (ii) within 90 days after the date that the Optionee ceases to be an employee of the Company or any of it Subsidiaries (other than as a result of an

         Involuntary Termination (as defined in clause (iii) below)) or a Termination For Cause (as defined in clause (iv) below));

              (iii) within 365 days after the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is due to such Optionee's death or permanent and total disability (within the meaning of Section 22(e) (3) of the Code) (an "Involuntary Termination");

              (iv) within 30 days if the Optionee cease to be an employee of the Company or any of its Subsidiaries, if such termination is determined by the Committee to be for Cause (a "Termination For Cause"); and

              (v) simultaneously with the consummation of a Sale of the Company if prior to such time the Optionees are given the opportunity to exercise their Options with respect to all Units Available for Award.

         (b) The Committee shall have the power to determine what constitutes a Termination for Cause for purposes of the Plan, and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Optionee.

         (c) Any Units Available for Award that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

9.    LIMITATIONS ON ISOS; NOTICE TO OPTIONEES GRANTED ISOS

         In accordance with Section 422(d) of the Code, to the extent that the aggregate Fair Market Value of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such ISOs shall be treated as NSOs.

         Under certain circumstances, the exercise of an ISO may disqualify the holder from recovering the favorable tax benefits ISOs offer. For example, ISO tax treatment is currently not available if (i) an ISO is exercised within one year of its date of grant or (ii) if the shares issuable upon exercise of an ISO are sold within two years of the grant date of such ISO. Therefore, the Company recommends that each Optionee holding an ISO consult with a competent tax advisor before taking any action with respect to his or her ISOs.

10.    PROCEDURE FOR EXERCISE

         (a)  PAYMENT

         At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:


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

              (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

              (ii) stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b) as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

              (iii) vested Options to purchase Units Available for Award, valued for such purposes at the Fair Market Value per Unit on the date of exercise (as determined in accordance with Section 6(b) as if the date of exercise were the date of grant), net of the exercise price for each such share; or

              (iv)  a combination of the methods set forth in clauses (i),
         (ii) and (iii).

          (b)  NOTICE

         An Optionee (or other person, as provided in Section 12(b)) may exercise an Option (for the Units Available for Award represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Units only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

              (i)  that the Optionee elects to exercise the Option;

              (ii) the number of Units with respect to which the Option is being exercised (the "Optioned Units");

              (iii) the method of payment for the Optioned Units (which method must be available to the Optionee under the terms of his or her Option Agreement);

              (iv) the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

              (v) a copy of any election filed or intended to be filed by the Optionee with respect to such Optioned Units pursuant to Section 83(b) of the Code; and

              (vi) such further provisions consistent with the Plan as the Committee may from time to time require.

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

         The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee. Such Notice shall also contain, to the extent such Optionee is not then a party to the Stockholders Agreement, a Management Stockholder Joinder Agreement (as defined in the Stockholders Agreement).

         (c)  ISSUANCE OF CERTIFICATES

         The Company shall issue stock certificates in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 12(b)) for the shares of securities purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares; provided that the Company may elect to not issue any fractional shares upon the exercise of any Options (determining the fractional shares after aggregating all shares issuable to a single holder as a result of an exercise of an Option for more than one Unit) and in lieu of issuing such fractional shares, shall pay the Optionee the Fair Market Value thereof. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 12(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of stock certificates pursuant to this
Section 10(c).

11.    ADJUSTMENTS

         (a)  CHANGES IN CAPITAL STRUCTURE

         If the Common Stock and/or Junior Preferred Stock is changed by reason of a stock split, reverse stock split or stock combination, stock dividend or distribution, or recapitalization, including, without limitation, a conversion of the Junior Preferred Stock into Common Stock pursuant to the Company's Certificate of Determination of Preferences of 8% Junior Preferred Stock, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board shall make such adjustments in the number and class of shares of stock constituting a Unit as shall be necessary to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights). The exercise price for each Unit shall not change notwithstanding any change to the number and class of shares of stock constituting a Unit. Notwithstanding anything contained in the Plan to the contrary, in the case of ISOs, no adjustment under this Section 11(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered as the adoption of a new plan requiring stockholder approval. This Plan reflects the occurrence of a 100-for-one stock split of the Company's Common Stock which is to become effective immediately after the closing under the Stock Purchase Agreement dated May 1, 1996 among the Company and the other parties thereto.

         (b)  SPECIAL RULES

         The following rules shall apply in connection with Section 11(a) above:

              (i) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock, Junior Preferred Stock or other securities; and

              (ii) any adjustments referred to in Section 11(a) shall be made by the Board in its sole discretion and shall, absent manifest error, be conclusive and binding on all persons holding any Options granted under the Plan.

         (c)  EXAMPLES

         The following examples illustrate the adjustments that would be made pursuant to Sections 11(a) and 11(b). The examples assume that the initial exercise price of a Unit was $100

              (i) Assume all outstanding shares of the Junior Preferred Stock are converted into shares of Common Stock pursuant to Section 7 of the Company's Certificate of Determination of Preferences of 8% Junior Preferred Stock. Assume each share of Junior Preferred Stock is converted into 10 shares of Common Stock. Then pursuant to this
         Section 11, each Unit shall be exercisable for 10.9 shares of Common Stock ((99/100 shares of Junior Preferred Stock X 10) + 1 share of Common Stock). The exercise price of each Unit shall remain $100.

              (ii) Assume the Company consummates a 2:1 Common Stock split. Then pursuant to this Section 11, each Unit shall be exercisable for 2 shares of Common Stock and 99/100ths of a share of Junior Preferred Stock. The exercise price of each Unit shall remain $100.

12.     RESTRICTIONS ON OPTIONS AND OPTIONED SHARES

         (a)  COMPLIANCE WITH SECURITIES LAWS

         No Options shall be granted under the Plan, and no securities shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

         The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the securities received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representation and warranties as are deemed appropriate by the Company. Stock certificates representing securities acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

         (b)  NONASSIGNABILITY OF OPTION RIGHTS

         No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Options shall thereafter be exercisable, during the period specified in Section 8(a) or the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

         Before issuing any shares upon exercise of Options to any person who is not already a party to the Stockholders Agreement, the Company shall obtain, in appropriate form, an executed Management Stockholder Joinder Agreement from such person unless a Qualified Public Offering (as defined in the Stockholders Agreement) shall have already occurred.

13.      EFFECTIVE DATE OF PLAN

         This Plan shall become effective on the date of its adoption by the Board; PROVIDED, HOWEVER, that no option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Articles of Incorporation and By-laws, which approval shall be obtained by a simple majority vote of stockholders, voting either in person or by proxy, at a duly held stockholders' meeting, or by written consent, within 12 months before or after the adoption of the Plan by the Board.

14.     TERMINATION OF THE PLAN

         No Options may be granted after the Termination Date.

15.     AMENDMENT OF PLAN

         The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board and the prior written consent of the holders of the Requisite Stockholder Shares; PROVIDED, HOWEVER, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of common stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

16.     CAPTIONS

         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

17.     DISQUALIFYING DISPOSITIONS

         If securities acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the securities to the Optionee (a "Disqualifying Disposition"), the holder of such securities shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

18.     WITHHOLDING TAXES

         Whenever under the Plan securities are to be delivered by an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment taxes.

19.     OTHER PROVISIONS

         Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditione which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

20.     NUMBER AND GENDER

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

21.     GOVERNING LAW

         All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

22.     SECURITIES EXCHANGE ACT COMPLIANCE

         In order to satisfy the conditions of paragraph (b) of Rule 16b-3, the Company shall furnish in writing to the holders of record of the securities entitled to vote for the Plan substantially the same information concerning the Plan which would be required by the rules and regulations in effect under
Section 14(a) of the 1934 Act at the time such information is furnished, as if proxies to be voted with respect to the approval or disapproval of the Plan were then being solicited, on or prior to the date of the first annual meeting of security holders held subsequent to the later of (a) the first registration of an equity security under Section 12 of the 1934 Act or (b) the acquisition of an equity security for which exemption is claimed. The Company will use its commercially reasonable efforts to cause the exemption from Section 16 of the 1934 Act afforded by such Rule 16b-3 to be available at the time the Company has a class of equity securities registered under Section 12 of the 1934 Act.

23.     SUCCESSOR AND ASSIGNS; REINCORPORATION

         Should the Company merge with another corporation for the sole purpose of reincorporating the Company into Delaware the surviving corporation of such merger shall assume all obligations under this agreement and any reference to the Company herein shall refer to such surviving corporation.

24.     FINANCIAL STATEMENTS

         The Company shall provide all Optionees under the Plan with financial statements of the Company at least annually. Such financial statements shall include, at a minimum, an income statement, balance sheet and cash flow statement for the Company.

         As adopted by the Board of Directors of GUITAR CENTER MANAGEMENT COMPANY, INC. on June 3, 1996 and amended and restated as of October 15, 1996 to take effect an of June 3, 1996.

                                      EXHIBIT A

                           INCENTIVE STOCK OPTION AGREEMENT
                       dated as of                      between
                       GUITAR CENTER MANAGEMENT COMPANY, INC.,
                      a California corporation (the "Company"),
                          and [_________] (the "Optionee").

         The Company, acting through a Committee (as defined in the Plan) with the consent of the Company's Board of Directors (the "Board") has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's Amended and Restated 1996 Performance Stock Option Plan (the "Plan") to purchase Units consisting of a combination of Common Stock and Junior Preferred Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

         SECTION 1. THE PLAN. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

         SECTION 2. OPTION; OPTION PRICE. On the terms and subject to the conditions of the Plan and this Agreement, the Optionee shall have the option (the "Option") to purchase up to [___] Shares Available for Award (the "Option Units") at the price of $[___] per Option Unit (the "Option Price") at the times and in the manner provided herein. Payment of the Option Price may be made in the manner specified by Section 10(a) of the Plan. The Option is intended to qualify for federal income tax purposes as an incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         SECTION 3. TERM. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 8 of the Plan) or this Agreement.

         SECTION 4. TIME VESTING. [As determined by the Committee pursuant to the Plan].

         SECTION 5. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 8 of the Plan, by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provision hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         SECTION 6. OPTIONEE'S EMPLOYMENT. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or its affiliates or stockholders, as the case may be, to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

         SECTION 7. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)  if to the Company, to it at:

              Guitar Center Management Company, Inc.
              5155 Clareton Drive
              Agoura, California 91301
              Attention:     Chief Executive Officer

              with copies to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017-5704
              Attention:     Mark Bonenfant, Esq.
              Telephone:     (213) 891-0700
              Telecopier:    (213) 896-0400;

         (b)  if to the Optionee, to him at:

              Guitar Center Management Company, Inc.
              5155 Clareton Drive
              Agoura, California

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 8. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         SECTION 9. OPTIONEE'S UNDERTAKING. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

         SECTION 10. MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         SECTION 11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 13. ENTIRE AGREEMENT. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 14. SEVERABILITY. It is the desire and intent of the parties hereto that the provision of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each Jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Incentive Stock Option Agreement as of the date first written above.

                   GUITAR CENTER MANAGEMENT COMPANY, INC.

                   By:
                      --------------------------------------
                        Name:
                        Title:

                    -----------------------------------------
                                  [OPTIONEE]

                                                                       EXHIBIT B

                        NONQUALIFIED STOCK OPTION AGREEMENT dated as of [_____________________________] between GUITAR CENTER
                        MANAGEMENT COMPANY, INC., a California corporation (the "Company") and [______________] (the "Optionee").

         The Company, acting through a Committee (as defined in the Plan) with the consent of the Company's Board of Directors (the "Board") has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's Amended and Restated 1996 Performance Stock Option Plan (the "Plan") to purchase Units consisting of a combination of Common Stock and Junior Preferred Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

         SECTION 1. THE PLAN. The terms and provisions of the Plan are hereby incorporated into this Agreement an if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

         SECTION 2. OPTION; OPTION PRICE. On the terms and subject to the conditions of the Plan and this Agreement, the Optionee shall have the option (the "Option") to purchase up to [____________] Units Available for Award (the "Option Units") at the price of $[__________] per Option Unit (the "Option Price") at the times and in the manner provided herein. Payment of the Option Price may be made in the manner specified by Section 10(a) of the Plan. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         SECTION 3. TERM. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the Effective Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 8 of the Plan) or this Agreement.

         SECTION 4. TIME VESTING. [As determined by the Committee pursuant to the Plan].

         SECTION 5. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 8 of the Plan, by his executor or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted alignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         SECTION 6. OPTIONEE'S EMPLOYMENT. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or its affiliates or stockholders, as the case may be, to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

         SECTION 7. NOTICES. All notices, claims, certificates, requests, demands and other complications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)  if to the Company, to it at:

              Guitar Center Management Company, Inc.
              5155 Clareton Drive
              Agoura, California 91301
              Attention:     Chief Executive Officer

              with a copies to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017-5704
              Attention:     Mark Bonenfant, Esq.
              Telephone:     (213) 891-0700
              Telecopier:    (213) 896-0400;

         (b)  if to the Optionee, to him at:

              Guitar Center Management Company, Inc.
              5155 Clareton Drive
              Agoura, California 91301

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 8. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         SECTION 9. OPTIONEE'S UNDERTAKING. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

         SECTION 10. MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         SECTION 11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 13. ENTIRE AGREEMENT. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 14. SEVERABILITY. It is the desire and intent of the parties hereto that the provision of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction

         SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

                        GUITAR CENTER MANAGEMENT COMPANY, INC.


                        By:
                           -------------------------------------
                             Name:
                             Title:

                         ----------------------------------------
                                       [OPTIONEE]